Exhibit D
                              UTILITY SUBSIDIARIES
                             FINANCING ARRANGEMENTS

                                                                                                Principal     Shelf
                                                                                Maturity          Amount    Capacity
New York Utilities (as of 9/30/00)      Debt Securities         Rate            Date              ($000)      ($000)
-----------------------------------------------------------------------------------------------------------------------
KeySpan Generation LLC
                                        EFRBs Series 1997 A      Variable       12/01/27       24,880
                                        PCRBs Series 1999 A      Variable       10/01/28       41,125
                                                                                Subtotal       66,005
KeySpan Energy Delivery Long Island
                                        MTN Program 2000         7.875%         02/01/10      400,000      600,000

KeySpan Energy Delivery New York
                                        GFRBs Series 1989 A      6.75%          02/01/24       45,000
                                        GFRBs Series 1989 B      6.75%          02/01/24       45,000

                                        GFRBs Series 1991 A      6.95%          07/01/26       50,000
                                        GFRBs Series 1991 B      6.95%          07/01/26       50,000

                                        GFRBs Series 1993 A      6.37%          04/01/20       37,500
                                        GFRBs Series 1993 B      6.37%          04/01/20       37,500

                                        GFRBs Series 1993 C      5.60%          06/01/25       55,000

                                        GFRBs Series 1993 D-1    5.64%          07/01/26       25,000
                                        GFRBs Series 1993 D-2    5.64%          07/01/26       25,000

                                        GFRBs Series 1996        5.50%          01/01/21      153,500

                                        GFRBs Series 1997 A-1    Variable       12/1/20        75,000
                                        GFRBs Series 1997 A-2    Variable       12/1/20        50,000
                                                                                 Subtotal     648,500

-----------------------------------------------------------------------------------------------------------------------
Total for New York Utility Subsidiaries                                                     1,314,505(1)
-----------------------------------------------------------------------------------------------------------------------


                                                                                                              Shelf
                                                                Interest        Maturity        Balance     Capacity
Massachusetts Utilities            Issue                        Rate            Date              ($000)      ($000)
-----------------------------------------------------------------------------------------------------------------------
Boston Gas Company (as of 9/30/00)

                   Unsecured Medium Term Notes
                                  Series 1989A                  8.87%           1/5/05          15,000
                                  Series 1994B                  8.38% Wt Avg.   11/30/06        12,000
                                  Series 1990A                  9.68%           12/15/10        10,000
                                  Series 1989A                  8.95%           6/15/11         10,000
                                  Series 1990A                  9.00%           2/22/11         10,000
                                  Series 1995C                  6.80%           11/30/12        10,000
                                  Series 1995C                  6.80%           12/2/13          5,000
                                  Series 1994B                  6.93%           1/15/14          5,000
                                  Series 1994B                  8.50%           11/24/14         2,000
                                  Series 1995C                  7.10%           10/15/15         5,000
                                  Series 1994B                  6.93%           1/15/16          5,000
                                  Series 1994B                  6.93%           4/1/16          10,000
                                  Series 1992A                  8.33%           7/10/17          8,000
                                  Series 1992A                  8.33%           7/10/18         10,000
                                  Series 1994B                  6.93%           1/15/19         10,000
                                  Series 1989A                  8.97%           12/15/19         7,000
                                  Series 1990A                  9.75%           12/1/20          5,000
                                  Series 1990A                  9.05%           9/1/21          15,000
                                  Series 1992A                  8.33%           6/5/22          10,000
                                  Series 1995C                  6.95%           12/1/23         10,000
                                  Series 1994B                  6.98%           1/15/24          6,000
                                  Series 1995C                  6.95%           12/1/24          5,000
                                  Series 1995C                  7.25%           10/1/25         20,000
                                  Series 1995C                  7.25%           10/1/25          5,000

                                    Total Debt                                                 210,000

                                Capital Leases                  8.00%                           14,563

                    Cumulative Preferred Stock                  6.42%           9/1/18          16,735
-----------------------------------------------------------------------------------------------------------------------
             Total for Boston Gas                                                              241,298
-----------------------------------------------------------------------------------------------------------------------

                                     Page 1

                                                                       Exhibit D
                              UTILITY SUBSIDIARIES
                             FINANCING ARRANGEMENTS

                                                                                                                    Shelf
                                                                Interest        Maturity                Balance     Capacity
Massachusetts Utilities            Issue                        Rate            Date                    ($000)      ($000)
-----------------------------------------------------------------------------------------------------------------------------
Colonial Gas Company (as of 9/30/00)
                          First Mortgage Bonds
                                     Series CH                  8.80%           2022                    25,000

                          First Mortgage MTN'S
                                         MTA-1                  6.44%/7.38%     2005/2025               10,000
                                         MTA-2                  6.08%/6.90%     2005/2025               10,000
                                         MTA-3                  6.94%           2026                    10,000
                                         MTA-5                  6.88%           2008                    10,000
                                         MTA-6                  6.81%           2027                    15,000
                                         MTA-7                  6.38%           2008                    10,000
                                                                                Subtotal For MTA        65,000

                                         MTB-1                  6.34%/7.12%     2008/2028               20,000
                                         MTB-2                  5.50%           2003                    10,000
                                                                                Subtotal For MTB        30,000      75,000

                                    Total Debt                                                         165,000(1)

                                Capital Leases                  8.00%                                    1,193

-----------------------------------------------------------------------------------------------------------------------------
Total for Colonial Gas                                                                                 166,193(1)
-----------------------------------------------------------------------------------------------------------------------------

Essex County Gas Company (as of 9/30/00)
                          First Mortgage Bonds
                                          1996                  7.28%           2016                    10,000
                                          1990                  10.10%          2001                     8,000

                                    Total Debt                                                          18,000

                                Capital Leases                  8.38%                                      423

-----------------------------------------------------------------------------------------------------------------------------
Total for Essex County Gas                                                                              18,423
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Total for Massachusetts Utility Subsidiaries                                                           425,914(1)
-----------------------------------------------------------------------------------------------------------------------------

                                                                                                                    Shelf
                                                                   Interest            Maturity       Balance     Capacity
New Hampshire Utilities (As of 9/30/00) Issue                      Rate                Date           ($000)      ($000)
-----------------------------------------------------------------------------------------------------------------------------
EnergyNorth Natural Gas, Inc.
                                        Mortgage Bonds
                                        4th Supplemental                8.44%           2009            3,000
                                        2nd Supplemental                9.70%           2019            7,000
                                        3rd Supplemental                9.75%           2020           10,000
                                        6th Supplemental                7.40%           2027           21,872

                                        Total Debt                                                     41,872

                                        Notes Payable

                                        Equipment NP               Prime plus 0.50%    2000-01             33
                                                                   LIBOR + 1.50%       2001-03            106       500

-----------------------------------------------------------------------------------------------------------------------------
Total for New Hampshire Utility Subsidiaries                                                        42,405(1)
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
        Total for Utility Subsidiaries                                                           1,783,608(1)
-----------------------------------------------------------------------------------------------------------------------------

Notes
(1) Total amount comprised of principal amount outstanding as well as remaining credit capacity.

                                     Page 2